Articles of Merger
Page 1
STATE OF TEXAS                                            ?
                                                          ?
COUNTY OF DALLAS                                          ?



                               ARTICLES OF MERGER
                                       OF
                              WOODHAVEN HOMES, INC.
                           AND WOODHAVEN HOMES-1, LTD.

         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, WOODHAVEN HOMES, INC., a Texas corporation, and WOODHAVEN HOMES-1, LTD., a Texas Limited Partnership, adopt the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of Article 5.01 of the Texas Business Corporation Act.

1. A plan of merger adopted in accordance with the provisions of Article 5.04 of the Texas Business Corporation Act providing for the combination of WOODHAVEN HOMES, INC. and WOODHAVEN HOMES-1, LTD., and resulting in WOODHAVEN HOMES, INC. being the surviving entity in the merger is set forth below.

2. The name of each of the undersigned corporation and other entity (being a Texas
Limited Partnership), the type of such corporation or other entity and the laws under which such corporations or other entity were organized are:

         Name of Corporation or Other Entity         Type of Entity                     State

         Woodhaven Homes, Inc.                       Corporation                        Texas

         Woodhaven Homes-1, Ltd.                     Limited Partnership                Texas

3. Shareholder approval of the following domestic corporations that are parties to the plan of merger are not required pursuant to Article 5.03 of the Texas Business Corporation Act:

         Woodhaven Homes, Inc.

         Woodhaven Homes-1, Ltd.






4. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporations entitled to vote, with other shares or as a class, on the Plan of Merger are as follows:



Name of Corporation        Number of Shares Class or Series            Number of Shares
-------------------        ---------------- ---------------            ----------------
                           Outstanding                                          Entitled to Vote as
                           -----------                                          -------------------
                                                                                A Class or Series


Not Applicable             Not Applicable            Not Applicable             Not Applicable

5. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the plan of merger, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the plan of merger, are as follows:


                                                                                Number of Shares
                           Total            Total                               Entitled to Vote As

Name of                     Voted            Voted            Class or          Class or Series
Corporation                For              Against           Series            Voted   Voted
                                                                                For     Against

Not Applicable                              Not Applicable                      Not Applicable

6. The plan of merger and the performance of its terms were duly authorized by all action required by the laws under which each domestic corporation (all of the corporations are domestic corporations) and the other entity (which is a Texas Limited Partnership) that is a party to the plan of merger was incorporated or organized and by its constituent documents.

7. The merger will become effective on December 15, 1998, in accordance with the provisions of Article 10.03 of the Texas Business Corporation Act.

Dated:   December 15, 1998




                                                     For WOODHAVEN HOMES, INC.





                                             By: ____________________________
                                                  Phillip R. Johns, President






                                                     For WOODHAVEN HOMES-1, LTD.





                                        By: ___________________________
                                        Phillip R. Johns, President of
                                          WH Management, Inc.,
                                          the General Partner